                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Global Compression Holdings, Inc.

     We have audited the accompanying consolidated balance sheets of Global Compression Holdings, Inc. and subsidiaries as of February 2, 1999, and December 31, 1998 and 1997 and the related consolidated statements of operations, stockholder's equity and cash flows for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Compression Holdings, Inc. and subsidiaries as of February 2, 1999, and December 31, 1998 and 1997 and the results of their operations and their cash flows for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997 in conformity with accounting principles generally accepted in the United States of America.

                                            /s/ KPMG LLP

Dallas, Texas
April 2, 1999

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                1999       1998       1997
                                                              --------   --------   --------
                                           ASSETS

Current assets:
  Cash......................................................  $  1,538   $    578   $    256
  Trade accounts receivable, net of allowance of $3,810 in
     1999, $4,194 in 1998 and $2,526 in 1997................    12,363     16,581     11,732
  Other current assets......................................     1,261      1,161      1,323
                                                              --------   --------   --------
          Total current assets..............................    15,162     18,320     13,311
Property, plant and equipment, net (note 5).................   228,787    227,417    219,156
Goodwill and other intangibles, net.........................    30,426     30,581     33,459
Other assets................................................     3,608      3,604      2,093
                                                              --------   --------   --------
                                                              $277,983   $279,922   $268,019
                                                              ========   ========   ========

                            LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
  Trade accounts payable....................................  $  4,262   $  3,565   $  9,555
  Accrued liabilities.......................................     6,025      5,109      5,624
  Deferred revenue..........................................     4,866      4,907      4,059
                                                              --------   --------   --------
          Total current liabilities.........................    15,153     13,581     19,238
Due to Parent (note 6)......................................   201,525    204,309    191,362
Deferred income taxes (note 7)..............................    25,797     25,444     20,647
                                                              --------   --------   --------
          Total liabilities.................................   242,475    243,334    231,247
                                                              --------   --------   --------
Stockholder's equity:
  Common stock: $.01 par value. Authorized, issued and
     outstanding, 1,000 shares..............................        --         --         --
  Additional paid-in capital................................    70,518     69,871     62,020
  Accumulated other comprehensive income....................       286        299         --
  Accumulated deficit.......................................   (35,296)   (33,582)   (25,248)
                                                              --------   --------   --------
          Total stockholder's equity........................    35,508     36,588     36,772
Commitments (note 8)........................................
                                                              --------   --------   --------
                                                              $277,983   $279,922   $268,019
                                                              ========   ========   ========

          See accompanying notes to consolidated financial statements.

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                                   YEARS ENDED
                                                           PERIOD JANUARY 1,      DECEMBER 31,
                                                             1999 THROUGH      -------------------
                                                           FEBRUARY 2, 1999      1998       1997
                                                           -----------------   --------   --------
Revenues:
  Equipment rentals and services.........................       $ 4,491        $ 61,008   $ 46,168
  Unit sales.............................................         1,606          12,490     10,531
                                                                -------        --------   --------
          Total revenues.................................         6,097          73,498     56,699
                                                                -------        --------   --------
Costs and expenses:
  Cost of equipment rentals and services.................         2,060          27,378     21,813
  Cost of unit sales.....................................         1,220          10,909     11,005
  Depreciation and amortization..........................         1,686          19,916     15,910
  Selling, general and administrative expenses (note
     10).................................................         2,852          16,058     15,292
                                                                -------        --------   --------
          Total costs and expenses.......................         7,818          74,261     64,020
                                                                -------        --------   --------
          Loss from operations...........................        (1,721)           (763)    (7,321)
Interest expense (note 6)................................        (1,072)        (12,424)   (10,817)
                                                                -------        --------   --------
          Loss before income taxes.......................        (2,793)        (13,187)   (18,138)
Income tax benefit (note 7)..............................         1,079           4,853      6,737
                                                                -------        --------   --------
          Net loss.......................................       $(1,714)       $ (8,334)  $(11,401)
                                                                =======        ========   ========

          See accompanying notes to consolidated financial statements.

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1998
            AND PERIOD FROM JANUARY 1, 1999 THROUGH FEBRUARY 2, 1999
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                ACCUMULATED
                                 COMMON STOCK     ADDITIONAL       OTHER
                                ---------------    PAID-IN     COMPREHENSIVE   ACCUMULATED              COMPREHENSIVE
                                SHARES   AMOUNT    CAPITAL     INCOME (LOSS)     DEFICIT      TOTAL     INCOME (LOSS)
                                ------   ------   ----------   -------------   -----------   --------   -------------
Balance, January 1, 1997......  1,000     $ --     $55,494         $ --         $(13,847)    $ 41,647     $     --
Capital
  contribution -- forgiveness
  of accrued interest, net of
  tax benefit ($4,291)(note
  6)..........................     --       --       6,526           --               --        6,526           --
Net loss......................     --       --          --           --          (11,401)     (11,401)     (11,401)
                                -----     ----     -------         ----         --------     --------     --------
Balance, December 31, 1997....  1,000       --      62,020           --          (25,248)      36,772      (11,401)
                                                                                                          ========
Capital
  contribution -- forgiveness
  of accrued interest, net of
  tax benefit ($4,989)(note
  6)..........................     --       --       7,435           --               --        7,435           --
Capital contribution -- GECC
  payment of certain employee
  severance costs, net of tax
  benefit ($273)(note 9)......     --       --         416           --               --          416           --
Net loss......................     --       --          --           --           (8,334)      (8,334)      (8,334)
Foreign currency translation
  adjustment..................     --       --          --          299               --          299          299
                                -----     ----     -------         ----         --------     --------     --------
Balance, December 31, 1998....  1,000       --      69,871          299          (33,582)      36,588       (8,035)
                                                                                                          ========
Capital
  contribution -- forgiveness
  of accrued interest, net of
  tax benefit ($425)(note
  6)..........................     --       --         647           --               --          647           --
Net loss......................     --       --          --           --           (1,714)      (1,714)      (1,714)
Foreign currency translation
  adjustment..................     --       --          --          (13)              --          (13)         (13)
                                -----     ----     -------         ----         --------     --------     --------
Balance, February 2, 1999.....  1,000     $ --     $70,518         $286         $(35,296)    $ 35,508     $ (1,727)
                                =====     ====     =======         ====         ========     ========     ========

          See accompanying notes to consolidated financial statements.

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                           PERIOD JANUARY 1,       YEARS ENDED
                                                             1999 THROUGH         DECEMBER 31,
                                                              FEBRUARY 2,      -------------------
                                                                 1999            1998       1997
                                                           -----------------   --------   --------
Cash flows from operating activities:
  Net loss...............................................       $(1,714)       $ (8,334)  $(11,401)
  Adjustments to reconcile net loss to cash provided by
     operating activities:
     Depreciation and amortization.......................         1,686          19,916     15,910
     Deferred income taxes...............................           353           4,797      9,857
     Change in operating assets and liabilities:
       (Increase) decrease in accounts receivable........         4,218          (4,849)    (2,882)
       (Increase) decrease in other assets...............          (104)         (1,349)    (2,267)
       Increase (decrease) in accounts payable and
          accrued liabilities............................         1,613          (6,505)     5,676
       Increase (decrease) in deferred revenue...........           (41)            848        430
                                                                -------        --------   --------
          Net cash provided by operating activities......         6,011           4,524     15,323
Cash flows from investing activities -- net additions to
  property, plant and equipment..........................        (2,901)        (25,299)   (84,410)
Cash flows from financing activities -- net change in due
  to parent..............................................        (2,150)         21,097     69,094
                                                                -------        --------   --------
Net increase in cash.....................................           960             322          7
Cash at beginning of period..............................           578             256        249
                                                                -------        --------   --------
Cash at end of period....................................       $ 1,538        $    578   $    256
                                                                =======        ========   ========
Supplemental disclosure of noncash activities:
  Forgiveness of accrued interest (net of tax benefit)
     reflected as capital contribution...................       $   647        $  7,435   $  6,526
                                                                =======        ========   ========
  Payment of severance costs (net of tax benefit)
     reflected as capital contribution...................       $    --        $    416   $     --
                                                                =======        ========   ========

          See accompanying notes to consolidated financial statements.

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

(1) GENERAL INFORMATION

     Global Compression Holdings, Inc. (the "Company") is a wholly owned subsidiary of General Electric Capital Corporation ("GECC" or "Parent"). The Company's primary business is the purchase, fabrication, sale, lease and maintenance of natural gas compressor units and related oil field equipment. Natural gas compressor units are leased at fixed monthly rentals over varying periods (see notes 5 and 8). The Company is headquartered in Dallas, Texas and primarily operates in North America, Argentina and Thailand.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 (a) Principles of Consolidation

     The consolidated financial statements include the accounts of Global Compression Holdings, Inc., its wholly-owned subsidiaries and the related compression business of GE Capital Thailand Ltd., a wholly-owned subsidiary of GECC. All significant intercompany balances and transactions have been eliminated in consolidation.

  (b) Cash Equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At February 2, 1999, and December 31, 1998 and 1997, the Company had no cash equivalents.

  (c) Property, Plant, and Equipment

     Property, plant, and equipment is depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

                                                             ESTIMATED
                                                            USEFUL LIVES
                                                            ------------
Buildings and improvements................................    5-40
Rental equipment..........................................    5-15
Machinery and equipment...................................    3-10
Office equipment..........................................    3-10
Vehicles..................................................     3

     Expenditures for major additions and improvements are capitalized while minor replacements, maintenance and repairs are charged to expense as incurred. When property is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the related accounts and any resulting gain or loss is included in operations.

  (d) Goodwill and Other Intangibles

     Goodwill represents the excess of the aggregate price paid by the Company for acquisitions accounted for as purchases over the fair value of the net assets acquired. Goodwill is amortized on a straight-line basis over a period of 20 years.

     Amortization of goodwill and other intangible assets totaled $155, $2,877 and $2,541 for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997, respectively.

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

Accumulated amortization was $9,390, $9,235, and $6,358 at February 2, 1999, and December 31, 1998, and December 31, 1997, respectively.

  (e) Impairment of Long-Lived Assets

     The Company evaluates potential impairment of property, plant and equipment and goodwill on an ongoing basis as necessary whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets or acquired business. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

     In April 1998, the Company closed a manufacturing and warehouse facility in Houston, Texas. The facility ($1,900 carrying value at February 2, 1999) is for sale and is currently being used for storage of certain inventory items. Based on a recent appraisal of the facility, the Company does not consider the facility to be impaired.

  (f) Income Taxes

     The Company is included in the consolidated federal income tax return of GECC. Under the tax sharing arrangement, GECC pays the Company for net operating losses utilized by GECC. The benefit is computed using enacted tax rates and is reflected as a reduction in due to Parent.

     The Company applies the asset and liability method of accounting for income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in operations in the period that includes the enactment date.

  (g) Revenue Recognition

     Lease billings in advance of services are recorded as deferred revenue in the accompanying consolidated balance sheets. Unit sales are recognized when the compressor is shipped to the customer.

  (h) Comprehensive Income

     On January 1, 1998, the Company adopted the provisions of SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income consists of net loss and foreign currency translation adjustments and is presented in the consolidated statements of stockholder's equity.

  (i) Foreign Currency Translation

     The functional currency for the Company's international operations in Argentina and Thailand is the applicable local currency. Results of these foreign operations are translated from the functional currency to the U.S. Dollar using average exchange rates during the period. Assets and liabilities of these foreign subsidiaries are translated using the exchange rates in effect at the balance sheet dates, and the resulting

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

translation adjustments are included in accumulated other comprehensive income
(loss), a component of stockholder's equity.

  (j) Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the balance sheet dates and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

(3) CONCENTRATION OF CREDIT RISK

     The Company grants credit to its customers, which are primarily in the oil and gas industry. Credit risk with respect to trade accounts receivable is generally diversified due to the large number of entities comprising the Company's customer base. During the period January 1, 1999 through February 2, 1999, one customer accounted for approximately 25% of total revenues. During 1998, two customers in the aggregate accounted for approximately 11% of total revenues, and during 1997 three customers in the aggregate accounted for approximately 14% of total revenues. At February 2, 1999, four customers in the aggregate accounted for approximately 18% of gross trade receivables. At both December 31, 1998 and 1997, four customers in the aggregate accounted for approximately 31% of gross trade receivables.

     The accompanying consolidated statements of operations include $-0-, $1,785, and $1,945 for bad debt expenses for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997, respectively.

(4) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of due to Parent cannot be determined without incurring excessive costs due to the related party nature of the instrument.

(5) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consist of the following:

                                                                        DECEMBER 31,
                                                       FEBRUARY 2,   -------------------
                                                          1999         1998       1997
                                                       -----------   --------   --------
Land.................................................   $    425     $    425   $    425
Buildings and improvements...........................      4,837        4,837      4,650
Rental equipment.....................................    224,446      223,171    195,285
Machinery and equipment..............................        775          775      1,190
Office equipment.....................................      6,024        6,028      5,679
Vehicles.............................................        524          549        946
Equipment and parts inventory........................     41,475       39,260     43,138
Reserve for obsolescence.............................     (4,738)      (4,319)    (3,802)
                                                        --------     --------   --------
                                                         273,768      270,726    247,511
Accumulated depreciation.............................    (44,981)     (43,309)   (28,355)
                                                        --------     --------   --------
                                                        $228,787     $227,417   $219,156
                                                        ========     ========   ========

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     Rental equipment consists of natural gas compressor units which are generally leased under short-term operating leases ranging over periods from 6 to 60 months (see note 8). Equipment and parts inventory is primarily used in the construction and refurbishment of rental equipment.

(6) DUE TO PARENT

     Due to Parent represents advances from GECC. Advances bear interest at varying rates based on current market rates and GECC's cost of capital (5.24%, 5.41%, and 5.88% at February 2, 1999, and December 31, 1998 and December 31, 1997, respectively). Repayments are made only to the extent of excess operating cash flows (as defined) and no payments are required through February 2, 2000. Accordingly, amounts Due to Parent are reflected as a noncurrent liability in the accompanying consolidated balance sheets. Interest expense related to advances from GECC totaled $1,072, $12,424 and $10,817 for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997, respectively. Accrued interest resulting from this liability is forgiven on an annual basis by GECC and reflected as capital contributions, net of related tax benefits, in the accompanying consolidated statements of stockholder's equity.

(7) INCOME TAXES

     Income tax expense (benefit) consists of the following for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997:

                                                           CURRENT    DEFERRED    TOTAL
                                                           --------   --------   -------
1999
U.S. federal.............................................  $ (1,263)   $  311    $  (952)
State and local..........................................      (169)       42       (127)
                                                           --------    ------    -------
                                                           $ (1,432)   $  353    $(1,079)
                                                           ========    ======    =======
1998
U.S. federal.............................................  $ (8,514)   $4,232    $(4,282)
State and local..........................................    (1,136)      565       (571)
                                                           --------    ------    -------
                                                           $ (9,650)   $4,797    $(4,853)
                                                           ========    ======    =======
1997
U.S. federal.............................................  $(14,641)   $8,697    $(5,944)
State and local..........................................    (1,953)    1,160       (793)
                                                           --------    ------    -------
                                                           $(16,594)   $9,857    $(6,737)
                                                           ========    ======    =======

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

     Income tax benefit differed from the amount computed by applying the U.S. federal income tax rate of 35 percent to loss before income taxes as a result of the following:

                                                           PERIOD
                                                         JANUARY 1,       YEARS ENDED
                                                        1999 THROUGH     DECEMBER 31,
                                                        FEBRUARY 2,    -----------------
                                                            1999        1998      1997
                                                        ------------   -------   -------
Computed "expected" tax benefit.......................    $  (977)     $(4,615)  $(6,348)
State tax benefit.....................................        (82)        (371)     (515)
Other.................................................        (20)         133       126
                                                          -------      -------   -------
                                                          $(1,079)     $(4,853)  $(6,737)
                                                          =======      =======   =======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                                         DECEMBER 31,
                                                         FEBRUARY 2,   -----------------
                                                            1999        1998      1997
                                                         -----------   -------   -------
Deferred tax assets:
  Allowance for doubtful accounts......................    $ 1,824     $ 1,976   $ 1,002
  Noncompete agreement.................................        813         799       619
  Other................................................      1,026         859       492
                                                           -------     -------   -------
          Gross deferred tax assets....................      3,663       3,634     2,113
                                                           -------     -------   -------
Deferred tax liabilities:
  Property, plant and equipment........................     27,832      27,461    22,338
  Other................................................      1,628       1,617       422
                                                           -------     -------   -------
          Gross deferred tax liabilities...............     29,460      29,078    22,760
                                                           -------     -------   -------
          Net deferred tax liability...................    $25,797     $25,444   $20,647
                                                           =======     =======   =======

(8) RENTAL COMMITMENTS

  As Lessee:

     The Company has noncancelable operating leases, primarily for warehouse and office space, that expire over the next 5 years. These leases generally contain renewal options for periods ranging from one to five years. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of February 2, 1999 are as follows:

Period from February 3, 1999 through December 31, 1999......  $1,275
Year ending December 31:
  2000......................................................   1,027
  2001......................................................     459
  2002......................................................      30
                                                              ------
                                                              $2,791
                                                              ======

     Operating lease expense for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997 was $328, $2,080 and $1,773,
respectively.

                       GLOBAL COMPRESSION HOLDINGS, INC.
                                AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)
                FEBRUARY 2, 1999, AND DECEMBER 31, 1998 AND 1997
                       (ALL DOLLAR AMOUNTS IN THOUSANDS)

  As Lessor:

     The Company leases compressor units to customers under agreements with varying terms. Typically, such leases are accounted for as operating leases. The lessee pays taxes, licenses, and insurance on such equipment. Future minimum lease rentals under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of February 2, 1999 are as follows:

Period from February 3, 1999 through December 31, 1999.....  $26,457
Year ending December 31:
  2000.....................................................   12,249
  2001.....................................................    8,152
  2002.....................................................    5,558
  2003.....................................................    1,236
  2004 and thereafter......................................    1,053
                                                             -------
                                                             $54,705
                                                             =======

(9) RELATED PARTY TRANSACTIONS

     Certain administrative services are provided to the Company by GECC. The accompanying consolidated statements of operations include $231, $2,169 and $1,452 for administrative services provided by GECC for the period January 1, 1999 through February 2, 1999 and years ended December 31, 1998 and 1997, respectively.

     The Company closed its Houston facility in April 1998. The accompanying 1998 consolidated statement of operations includes $1,195 for closing costs that were charged to operations and paid during 1998. Of this amount, GECC paid $416 (increase to additional paid in capital, net of tax benefit) on behalf of the Company related to severance costs associated with termination of 48 employees at the Houston facility.

(10) JOINT VENTURE AGREEMENT

     On February 2, 1999, GECC and the Company formed a joint venture with Weatherford International, Inc., in which the Company's compression services operations were combined with Weatherford's International Inc.'s compression services operations. The joint venture is known as Weatherford Global Compression. GECC owns 36% of the joint venture and Weatherford International, Inc. owns 64%. Weatherford International, Inc., has the right to acquire GECC's interest at any time at a price equal to the greater of a market value determined by a third party valuation or book value. GECC also has the right to require Weatherford International, Inc. to purchase its interest at any time after February 2001 based on a third party valuation or can request a public offering of its interest after that date, if Weatherford International, Inc. has not purchased the Company's interest by that date.

     Accrued liabilities on the accompanying consolidated balance sheet at February 2, 1999 includes a provision of $2,414 for transaction costs including investment banking fees, legal, accounting and other costs related to formation of the joint venture. The Company charged $1,750 and $880 of transaction costs to selling, general and administrative expenses for the period January 1, 1999 through February 2, 1999 and the year ended December 31, 1998, respectively.

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